UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 19, 2024

GOLUB CAPITAL PRIVATE CREDIT FUND
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

__ 200 Park Avenue, 25th Floor, New York, NY 10166_ _
(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

____ ____
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosures.

April 2024 Distributions

On April 19, 2024, Golub Capital Private Credit Fund (the “Fund”) declared distributions for its Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
April 2024 Class S Shares Distribution	$0.2200	$0.0178	$0.2022

The April distribution for Class S Shares are payable to shareholders of record as of the open of business on April 30, 2024 and will be paid on or around May 30, 2024.

These distributions will be paid in cash or reinvested in Class S Shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01.	Other Events.

Portfolio and Business Commentary

As of March 31, 2024, the Fund had investments in 206 portfolio companies with total fair value of approximately $1,848 million. As of March 31, 2024, approximately 100% of the Fund’s portfolio investments, based on fair value, were in first lien senior secured loans. In addition, the Fund held subordinated debt loans and equity and other securities that combined to represent an amount less than 1% of the Fund's portfolio investments based on fair value as of March 31, 2024. As of March 31, 2024, approximately 100% of the debt investments in the Fund’s portfolio based on fair value were floating rates and three debt investments representing an amount less than 1% had a fixed interest rate. As of March 31, 2024, the ten largest industries in which the Fund was invested, represented as a percentage of fair value, were as follows:

Industry	As of March 31, 2024
Software	21%
Insurance	9%
Healthcare Providers and Services	6%
Specialty Retail	6%
Diversified Consumer Services	5%
Automobiles	5%
Hotels, Restaurants and Leisure	4%
Healthcare Technology	4%
Commercial Services and Supplies	4%
IT Services	3%

As of March 31, 2024, the Fund’s aggregate net asset value was approximately $1,053 million, the fair value of its portfolio investments was approximately $1,848 million, and it had approximately $848 million of debt outstanding. The Fund’s debt-to-equity leverage ratio as of March 31, 2024 was 0.81x.

Net Asset Value

The net asset value ("NAV") per share of each class of shares of the Fund as of March 31, 2024, as determined in accordance with the Fund’s valuation policy and procedures, is set forth below.

NAV Per Share as of March 31, 2024
Class I Common Shares	$25.17

As of March 31, 2024, no Class S Shares or Class D Shares of the Fund were outstanding.

Status of Public Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion of common shares of beneficial interest (the “Public Offering”). The following table lists the shares and total consideration for the Public Offering as of the date of this filing (through the April 1, 2024 subscription date). The Fund intends to continue selling shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class S Common Shares	814,973.864	$20,512,806
Class I Common Shares	19,330,896.519	$484,912,902

Class S Escrow Break

As previously disclosed, the Fund's Public Offering launched on June 30, 2023 and the Fund issued 26,010,927.600 Class I Shares. The terms of the Public Offering required the Fund take purchase orders and hold investors’ funds in an interest-bearing escrow account until the Fund received purchase orders for at least 100 investors in each Class S and Class D.

As of April 1, 2024, the Fund had received purchase orders from greater than 100 investors for Class S Shares, and the Fund’s board of trustees had authorized the release of Class S proceeds from escrow. As of such date, the Fund issued and sold 814,973.864 Class S Shares, and the escrow agent released net proceeds of approximately $20.5 million to the Fund as payment for such Class S Shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: April 25, 2024	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer and Treasurer